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                                                                   EXHIBIT 24.2

                               POWER OF ATTORNEY

  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Dockser and H. William Willoughby, and each of them severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to CRIIMI MAE Inc.'s Registration Statement on Form S-3 (Commission File No. 33-54267), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

-------------------------      Director                       , 1996
   Garrett G. Carlson

    /s/ Larry H. Dale
-------------------------      Director             February 1, 1996
      Larry H. Dale

-------------------------      Director                       , 1996
    Robert F. Tardio